                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (Section 240.14a-11(c) or
     Section 240.14a-12

                               CRAIG CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          --Enter Company Name Here--
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

                               CRAIG CORPORATION
                       550 South Hope Street, Suite 1825
                             Los Angeles, CA 9007l

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON SEPTEMBER 12, 2000

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Craig Corporation, a Nevada corporation (collectively with its corporate predecessors, the "Company" or "Craig Corp."), will be held at the Regal Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California on Tuesday, September 12, 2000, at 2:30 p.m., Los Angeles time, subject to adjournment or postponement for the following purposes:

     (1) To elect six directors to the Board of Directors to serve until the 2001 Annual Meeting of Stockholders;

     (2) To approve the adoption by the Board of Directors of the 1999 Stock Option Plan of Craig Corporation; and

     (3) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

     A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1999 and a Quarterly Report on Form 10-Q for the six-month period ended June 30, 2000 are enclosed. Only stockholders of record at the close of business on July 19, 2000 will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by (i) filing with the Corporate Secretary of Craig Corporation, prior to the commencement of the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date or (ii) by voting in person at the Annual Meeting.

     The Company will make available a list of the stockholders entitled to vote at the Annual Meeting for examination at its principal executive offices located at 550 S. Hope Street, Suite 1825, Los Angeles, California 90071, at least ten days prior to the date of the Annual Meeting.

     Whether or not you expect to attend the Annual Meeting in person, please fill in, sign, date and complete the enclosed proxy card and return it promptly in the accompanying postage prepaid, pre-addressed envelope, to assure that your shares will be represented.

                              By Order of the Board of Directors

                              /s/ S. Craig Tompkins
                              S. Craig Tompkins
                              President

August 30, 2000

--------------------------------------------------------------------------------
PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE TO ENSURE THAT YOUR VOTES ARE COUNTED.
--------------------------------------------------------------------------------

                               CRAIG CORPORATION
                       550 South Hope Street, Suite 1825
                            Los Angeles, CA  9007l
                                (2l3) 239-0555

                                PROXY STATEMENT

                        Annual Meeting of Stockholders
                               September 12,2000

                                 INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Craig Corporation (collectively with its corporate predecessors, the "Company" or "Craig Corp." and collectively with its consolidated subsidiaries, "Craig") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, September 12, 2000, at 2:30 p.m., and at any adjournment or postponement thereof, at the Regal Biltmore Hotel, 506 South Grand Avenue, Los Angeles, California. This Proxy Statement is first being mailed to stockholders on or about August 30, 2000. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the meeting.

     At the Annual Meeting, stockholders will be asked (i) to elect six directors and (ii) to approve the adoption by the Board of Directors of the 1999 Stock Option Plan of Craig Corporation (the "Stock Option Plan Proposal").


                              VOTING AND PROXIES

     Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, will be voted "FOR" each of the nominees for director as identified on such card and "FOR" the Stock Option Plan Proposal. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their judgment with respect to any other matters that may properly come before the Annual Meeting.

     Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of the Company, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

     In addition to the solicitation by mail, regular employees of the Company may solicit proxies in person or by telephone without additional compensation. The Company also will pay persons holding shares in their own names or in the names of their nominees, but not owning such shares beneficially, for the expenses of forwarding solicitation materials to the beneficial owners. The Company will bear all expenses incurred in soliciting its proxies.

     Only stockholders of record of Common Stock and Class A Common Preference Stock (as defined below) of the Company at the close of business on July 19, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The outstanding voting securities of the Company on that date consisted of 3,436,808 shares of Common Stock, $.25 par value, and 7,058,408 shares of Class A Common Preference Stock, $.01 par value. Stockholders are entitled to 30 votes for each share of Common Stock and 1 vote for each share of Class A Common Preference Stock held of record.

     The presence, in person or by proxy, of the holders of shares of stock entitling them to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. Abstentions will be counted for purposes of determining the presence of a quorum, as will broker non-votes, provided authority is given to attend the meeting or to vote on any matter to come before the meeting. Because directors are elected by a plurality vote, abstentions and broker non-votes will not be counted either for or against the election of directors when determining whether a particular director has been elected. Approval of the Stock Option Plan Proposal also requires the affirmative vote of a majority of the votes cast on such proposal. Stockholders may vote their shares in favor of the proposal, or against the proposal, or they may abstain. Abstentions and brokers non-votes are not counted as votes for or against the Stock Option Plan Proposal and, accordingly, are not taken into consideration in determining whether or not such proposal is approved.

     Mr. James J. Cotter currently owns or has proxies to vote shares representing approximately 51% of the voting power of the Company. Mr. Cotter has advised the Company that he intends to vote in favor of each of the individuals identified herein as nominees for election to the Board of Directors, Proposal No. 1, and in favor of the Stock Option Plan Proposal, Proposal No. 2. If Mr. Cotter votes in accordance with his stated intention, then the individuals identified herein as nominees for election to the Board of Directors will be elected and the Stock Option Proposal will be adopted.

                             ELECTION OF DIRECTORS


Beneficial Ownership of Securities

     The following table sets forth information as of the Record Date with respect to (i) persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Class A Common Preference Stock, (ii) each director and nominee, (iii) each of the Company's most highly compensated executive officers, and (iv) all the officers and directors as a group. Except as otherwise noted, the indicated beneficial owner has sole voting power and sole investment power with respect to such shares.

                                                                               Class A Common
                                               Common Stock                   Preference Stock
                                               ------------                   ----------------
                                          Amount        Percentage         Amount         Percentage
Name and Address                        Beneficial          of          Beneficially      of Class A
of Beneficial Owner                      Owned(1)     Common Stock(1)     Owned(1)      Common Stock(1)
-------------------                     ----------    ---------------   ------------    ---------------
James J. Cotter(2)                       2,385,142            59.16%       2,021,702            28.64%
120 N. Robertson Blvd.
Los Angeles, CA  90048

Hecco Ventures(2)                          617,438            17.97%         720,838            10.21%
120 N. Robertson Blvd.
Los Angeles, CA  90048

Artisan Partners LTD/(3)                   649,000            18.88%
Artisan Investment Corporation
1000 North Water Street, #1770
Milwaukee, WI 53202

Dimensional Fund Advisors, Inc.(4)         257,900             7.50%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

First Pacific Advisors, Inc.(5)                                              896,400            12.69%
11400 West Olympic Blvd.
Suite 1200
Los Angeles, CA  90064

Lawndale Capital Management, Inc.(6)                                         628,000             8.89%
One Sansome St. Ste. 3900
San Francisco, CA  94104

Ellen M. Cotter**                            1,000                *            1,000                *
Margaret Cotter**(7)                         9,500                *            9,500                *
William D. Gould**(8)                       17,000                *           20,000                *
Gerard P Laheney**(9)                       15,000                *           15,000                *

Robert W. Loeffler**
Andrzej Matyczynski**
S. Craig Tompkins**(10)                                                       37,000                *
Officers and Directors as
 a group (8 persons)(11)                 2,427,642            59.87%       2,104,202            29.57%

---------------
*  Represents less than 1%.
** Business address: c/o Craig Corporation, 550 South Hope Street, Suite 1825,
   Los Angeles, CA 90071.


(1) Applicable percentage of ownership is based on 3,436,808 shares of Common Stock and 7,058,408 shares of Class A Common Preference Stock shares outstanding as of the Record Date plus the applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such shares. Shares subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Includes the Common Stock and Class A Common Preference Stock owned by Hecco Ventures ("HV"), which is a California general partnership. James J. Cotter is the general partner of a limited partnership which is the general partner of HV. Also includes 594,940 shares of common stock subject to stock options held by Mr. Cotter. Margaret Cotter, a director, and Ellen Cotter, Vice President of Business Affairs for the Company, are the daughters of Mr. Cotter and each are limited partners in the above-reference limited partnership. The other general partners of HV are Michael Forman and a subsidiary of the Decurion Corporation, a company privately owned by Michael Forman and certain members of his family. HV
     has granted Mr. Cotter the right to vote the shares held by it.   Mr.
     Cotter is also the beneficial owner of 353,723 shares of the Common Stock of REI consisting of 6,000 shares held in a profit sharing plan, and 347,732 shares issuable within 60 days of the Record Date upon the exercise of outstanding stock options.

(3) According to filing with the Securities and Exchange Commission ("SEC") dated February 14, 2000, includes 649,000 Common Stock shares which are owned of record by Artisan Partners LTD/Artisan Investment Corporation ("Artisan").

(4) According to filing with the SEC dated February 3, 2000, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment manager to certain other investment vehicles, including commingled group trusts (the "Portfolios"). Dimensional possesses both voting and investment power over the shares of Common Stock shown, however, the shares are owned of record by the Portfolios, and Dimensional disclaims beneficial ownership of all such shares.

(5) According to filings with the SEC dated February 11, 2000, includes 217,200 shares which have shared voting power.

(6) According to filings with the SEC dated April 11, 2000, includes shares which are owned of record by Diamond A Partners, L.P. ("DAP") and by Diamond A Investors L.P. ("DAI") over which Lawndale Capital Management, Inc. ("LAM") and Andrew E. Shapiro have shared voting and dispositive power. According to filings with the SEC, Lawndale Capital Management, Inc., is the investment advisor to DAP and DAI, which are investment limited partnerships and Mr. Shapiro is the sole manager of LAM.

(7) The shares held by Ms. Cotter include 7,500 shares of both Common and Class A Common Preference Stock subject to a vested stock option.

(8) Includes 2,000 shares of Common Stock and 3,000 shares of Class A Common Preference Stock owned by a trust for the benefit of Mr. Gould's children, of which he is co-trustee; Mr. Gould disclaims beneficial ownership of the shares held in the trust.

(9) Represents shares subject to an exercisable option to purchase Common Stock and/or Class A Common Stock within 60 days of the Record Date.


(10) Includes 35,000 shares subject to a vested stock option and 2,000 shares held in various retirement accounts for the benefit of Mr. Tompkins and his wife.

(11) Includes 617,440 shares of Common Stock and 57,500 shares of Class A Common Preference Stock subject to stock options exercisable within 60 days of the Record Date.

Nominees for Election

     Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders to be held in 2001 or when their successors are elected and qualified. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees below, all of whom are currently directors of the Company. The six nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present and entitled to vote will be elected directors. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected.

     The names of the nominees for director, together with certain information regarding them, are as follows:

     Name                   Age                Position
     ----                   ---                --------

     James J. Cotter        62          Chairman of the Board
     S. Craig Tompkins      49          President and a Director
     Margaret Cotter        31          Director
     William D. Gould       61          Director(1)(2)(3)
     Gerard P. Laheney      62          Director(1)(2)(3)
     Robert M. Loeffler     77          Director(2)

(1) Member of the Compensation Committee. The Compensation Committee's functions include the review of all compensation and employment agreements with the Company's officers and directors.

(2) Member of the Audit Committee. The Audit Committee's functions include the recommendation of independent auditors to the Board and approval of the scope of their services and proposed fees for such services.

(3)  Member of the Stock Options Committee.

     During the year ended December 31, 1999, the Board of Directors held six meetings. Each director attended at least 75% of the meetings of the Board of Directors and all committees on which he or she served, during the period such individual was a director.

     Mr. Cotter has been a Director of the Company since 1985 and the Chairman of the Board of Directors since 1988. Mr. Cotter has been Chairman of the Board of Reading Entertainment, Inc. (collectively with its predecessors, "REI," and with its consolidated subsidiaries, "Reading") since December 1991. REI is an affiliate of the Company, and is engaged principally in the business of developing, owning and operating cinemas and cinema-based entertainment centers in the United States, Australia, New Zealand and Puerto Rico. Mr. Cotter has been a director and the Chairman of the Board of Citadel Holding Corporation (collectively with its predecessors, "CHC", and with its consolidated subsidiaries, "Citadel") since 1991 and the Chief Executive Officer of CHC since August 1999. Citadel is an affiliate of the Company. Citadel is engaged in the commercial real estate and agricultural businesses and recently has started to expand into the domestic film exhibition and live theatrical businesses. Mr. Cotter is the Chairman and a director of Citadel Agriculture, Inc., a wholly owned subsidiary of CHC ("CAI"); the Chairman and member of the Management Committees of each of the three agricultural partnerships (the "Agricultural Partnerships") which constitute the principal assets of CAI, and the Chairman and a member of the Management Committee of Big 4 Farming, LLC ("Farming"), a farm management company 80% owned by Citadel, which was formed to manage the properties owned by the Agricultural Partnerships. From 1988 through January 1993, Mr. Cotter also served as the President and a director of Cecelia Packing Corporation (a citrus grower and packer), a company wholly owned by Mr. Cotter, and is the Managing Director of Visalia, LLC, a company owned 1% by Mr. Cotter and 99% by certain members of his family and which holds a 20% interest in each of the Agricultural Partnerships and in Farming. Between 1987 and September 1997, Mr. Cotter served as a director of Stater Bros. Holdings Inc. and its predecessors (a retail grocery chain). Mr. Cotter has been a director and Chief Executive Officer of Townhouse Cinemas Corporation (motion picture exhibition) since 1987, and has been the Executive Vice President and a director of the Decurion Corporation (real estate and motion picture exhibition) and of Pacific Theaters, Inc. (motion picture exhibition), a wholly owned subsidiary of Decurion Corporation, since 1969. Mr. Cotter is the General Partner of a limited partnership which is, in turn, the General Partner of HV, a California general partnership engaged in the business of investing in securities, and the holdings of which include shares representing approximately 16.9% of the voting power of the Company.

     Mr. Tompkins has been President and a director of the Company and a director of REI since March 1993 and served as the President of REI between March 1993 and January 1997. Since January 1997 he has served as the Vice Chairman of REI. Prior thereto, Mr. Tompkins was a partner in the law firm of Gibson, Dunn & Crutcher. Mr. Tompkins has been a director of CHC since May 1993, became Vice Chairman on August 3, 1994 and has served as Corporate Secretary since September 15, 1994. In 1997, Mr. Tompkins became the President of CAI and a member of the Management Committee of each of the Agricultural Partnerships and of Farming. For administrative convenience, Mr. Tompkins also serves as an Assistant Secretary of Big 4 Ranch, Inc. (BRI") and Visalia LLC. BRI is an affiliate of the Company and owns a 40% interest in each of the Agricultural Partnerships. Mr. Tompkins has been a director of G&L Realty Corp., a New York Stock Exchange listed REIT, since December 1993 and serves as the Chairman of the Audit Committee and of the Strategic Planning Committee of that company. Mr. Tompkins has been a director of Fidelity Federal Bank, FSB, since April 2000, where he serves on the Audit and Compensation Committees.

     Ms. Margaret Cotter is a member of the New York State Bar and, since September 1997, has been Vice President of Cecelia Packing Corporation. From February 1994 until September 1997, Ms. Cotter was an Assistant District Attorney for King's County in Brooklyn, New York. Ms. Cotter graduated from Georgetown University Law Center in 1993 and is the daughter of Mr. James J. Cotter. Ms. Cotter is a limited partner in James J. Cotter Ltd., which is a general partner of HV. Ms. Cotter serves as a director of BRI and is a member of Visalia LLC. She is also President of Off Broadway Investments, Inc. and the Vice President of Union Square Management, Inc. ("Union Square"), a company which provides theatre management services to Reading.

     Mr. Gould has been a director of the Company since 1985, and is Chairman of the Audit Committee and also is a member of the Compensation Committee and Stock Options Committee. Mr. Gould served as a director of CHC between June 1995 and June 1996 and in December 1997 became a director of BRI. Since July 1986, Mr. Gould has been a member of Troy & Gould Professional Corporation, a law firm that the Company has retained during its last fiscal year.

     Mr. Laheney has been a director of the Company since 1990. Mr. Laheney served as a director of Reading Company, the predecessor of REI, between November 1993 and June 1996. In November 1998, Mr. Laheney became Chairman and President of BRI and a member of the management committee of each of the Agricultural Partnerships. Mr. Laheney served in such capacities until his resignation on February 14, 2000. Between July 1995 and July 1996, Mr. Laheney was a consultant for Portfolio Resources Group overseeing global equities, fixed income and foreign exchange investments. Mr. Laheney has been President of Aegis Investment Management Company, an investment advisory firm specializing in global investment portfolio management, since August 1993. Mr. Laheney was Vice President of The Partners Financial Group, Inc., between December 1993 through June 1995 and a Vice President of Dean Witter Reynolds from April 1990 until December 1993.

     Mr. Loeffler joined the Board on February 22, 2000 and is a member of the Audit Committee. Mr. Loeffler became a director of CHC on March 27, 2000, and has been a director of REI since July 1999. Mr. Loeffler has been a director of PaineWebber Group, Inc. since 1978. Mr. Loeffler is a retired attorney and was Of Counsel to the California law firm of Wyman Bautzer Kuchel & Silbert from 1987 to March 1991. He was Chairman of the Board, President and Chief Executive Officer of Northview Corporation from January to December 1987 and a partner in the law firm of Jones, Day, Reavis & Pogue until December 1986. Mr. Loeffler is also a director of Advanced Machine Vision Corp.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock or Class A Common Preference Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). The Commission's rules also require such reporting persons to furnish the Company with a copy of all Section 16(a) forms they file.

     Based solely on a review of the copies of the forms which the Company received and written representations from certain reporting persons, the Company believes that, during the year ended December 31, 1999, all filing requirements applicable to reporting persons were fulfilled on a timely basis.

Director Compensation

     Directors who are not officers or employees of the Company receive for
services as a director a fee of $25,000 per annum.   During fiscal 1999, Mr.
Gould, Mr. Laheney and Ms. Cotter, who served as directors of BRI, and in the case of Mr. Laheney and Ms. Cotter, as officers of BRI, received no compensation for their services to that company.

New Audit Committee Charter

     During the fiscal year ended December 31, 1999, the Company adopted a new Audit Committee Charter ("Charter") to replace the Audit and Finance Committee. The Charter requires the Audit Committee to meet at least four times annually
and at least once separately with the independent auditors and management.   The
Board of Directors included additional provisions in the new Charter to strengthen the Audit Committee's function of overseeing the quality and integrity of the accounting, audit, internal control and financial reporting policies and practices of the Company. The Charter includes professional criteria for the members of the Audit Committee and empowers the Audit Committee to investigate any matter for which it has oversight authority. The Audit Committee, among other things, makes recommendations to the Board concerning the engagement of the Company's independent auditors; monitors and reviews the performance of the Company's independent auditors; reviews with management and the independent auditors the Company's financial statements, including the matters required for discussion under Statement of Auditing Standards No. 61; monitors the adequacy of the Company's operating and internal controls; discusses with management legal matters that may have a material impact on the Company's financial statements; and issues an annual report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission. The current members of the Audit Committee are directors William D. Gould, Chairman, Gerard
P. Laheney and Robert W. Loeffler

Vote Required; Recommendation of the Board

     The six nominees receiving the greatest number of votes will be elected to the Board of Directors. The Company has been advised that Mr. Cotter intends to vote 3,811,904 shares of the Company's Common Stock, representing 51% of the voting power of the Company, in favor of the nominees listed above. If Mr. Cotter votes as he has indicated, each of the nominees listed above will be elected.


                 THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES.


                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
                 ---------------------------------------------

Summary Compensation Table

    The following table shows, for the periods designated, the cash compensation paid by the Company and its affiliates, as well as certain other compensation paid or accrued for those years, to the Chairman of the Board and each of the most highly compensated executive officers of Craig whose compensation exceeded $100,000 in all capacities in which they served.

                                                                              Long Term
                                  Annual Compensation                         Compensation
                                                              Other Annual     Securities
                                                              Compensation     Underlying       All Other
Name and                               Salary     Bonus          (1)(9)       Stock Options   Compensation
Principal Position             Year     ($)        ($)             ($)           (#)             ($)
------------------             ----     ---        ---             ---           ---             ---
James J. Cotter:
Chairman of the Board
Craig Corp.(2)(11)             1999        --           --          $350,000           --               --
                               1998        --           --          $350,000           --               --
                               1997        --           --          $350,000           --               --
Chairman of the Board
REI (3)                        1999        --           --          $150,000           --               --
                               1998        --           --          $150,000           --               --
                               1997        --     $475,000          $150,000      460,000(7)            --

Chairman of the Board
CHC(3)                         1999        --           --          $ 45,000           --               --
                               1998        --     $200,000          $ 45,000           --               --
                               1997        --           --          $ 45,000           --               --

S. Craig Tompkins(4):
President of                   1999  $180,000           --                --           --         $ 21,422(8)
Craig Corp.(11)                1998  $180,000           --                --           --         $106,931(8)
                               1997  $180,000           --                --           --               --

Vice Chairman, REI(3)          1999  $180,000           --                --           --               --
                               1998  $180,000           --                --           --               --
                               1997  $180,000           --                --       20,000(7)            --


Vice Chairman, CHC(3)          1999        --           --           $40,000       40,000(13)           --
                               1998        --     $ 50,000          $ 40,000           --               --
                               1997        --           --          $ 40,000           --               --
Robin W. Skophammer
Chief Financial                1999  $151,250           --          $ 15,400           --         $ 20,880(8)
Officer of Craig Corp.(12)     1998  $165,000           --          $ 16,800       30,000         $135,866(8)
                               1997  $165,000           --          $ 16,800           --         $ 30,000

                                                                  Long Term
                         Annual Compensation                                     Compensation
                                                                 Other Annual     Securities
                                                                 Compensation     Underlying          All Other
Name and                             Salary         Bonus          (1)(9)        Stock Options       Compensation
Principal Position           Year     ($)            ($)             ($)               (#)                 ($)
------------------           ----   -------          ---             ---               ---                 ---
Andrzej Matyczynski(5):
Chief Financial              1999   180,000(5)        --              --            30,000(14)          40,000(5)
Officer, Craig Corp.(11)

Chief Administrative         1999         0(5)        --              --                --                  --
Officer, REI(11)

Chief Financial
Officer, CHC(11)             1999         0(5)        --                            30,000(14)              --

Ellen M. Cotter:
Vice President, Business     1999        --           --              --                --                  --
Affairs, Craig Corp.         1998  $ 16,700           --         $ 2,300                --
                             1997  $ 92,500           --         $12,220                --                  --

Vice President, Business
  Affairs, REI               1999  $150,000           --         $14,331                --             $ 4,800
                             1998   $80,770     $ 25,000         $11,148            $2,423(10)
                             1997        --           --              --            10,000(7)               --

Officers of REI
---------------
Robert F. Smerling(6)
President, REI               1999  $175,000           --              --                --             $20,415
                             1998  $175,000           --              --                --                  --
                             1997  $175,000           --              --            35,000(7)               --

James A. Wunderle
Exec. Vice President         1999  $175,000           --              --                --             $ 4,800
  and Chief Financial        1998  $175,000           --              --                --               4,500(10)
  Officer and Treasurer,     1997  $170,000       $5,000              --            17,000(7)               --
  REI


(1) Excludes perquisites if the aggregate amount of such annual compensation to the executive did not exceed $50,000 or 10% of the annual salary plus bonus, unless otherwise noted.

(2) Amount is paid pursuant to a consulting agreement between the Company and Mr. James J. Cotter. The Company and Mr. Cotter have agreed to continue the consulting arrangement on a month-to-month basis for a monthly fee of approximately $29,166. The Company owns a condominium in a high-rise building, located in Hollywood, California, which the Company uses as an executive office, and which is personally used from time to time by the Chairman of the Board. Since the incremental cost to the Company of Mr. Cotter's personal use of these facilities does not exceed $50,000 or 10% of his annual consulting fee, the cost has not been included as compensation in the table.

(3) REI is a majority owned subsidiary of the Company and CHC is considered an affiliate of the Company and, accordingly, amounts paid or earned by the listed executives from their services provided to these companies are included in this schedule. As of December 31, 1999, the Company had no liability to the individuals for these amounts. All amounts reported are liabilities or have been paid directly by the respective company to the executives for services rendered in the capacities outlined. Any shares listed as option awards refer to that respective company's securities.

(4) Mr. Tompkins was elected as the President of the Company and was appointed to the Board of Directors of the Company on February 26, 1993. On that same date, he was elected by the Directors of REI as the President and as a member of the Board of Directors of that corporation. Effective January 17, 1997, Mr. Tompkins was appointed Vice Chairman of the Board of Directors of REI and Mr. Smerling was appointed President of REI. While no formal written agreement exists as to the terms of Mr. Tompkins employment in the case of his employment by the Company and REI, Mr. Tompkins is entitled to his annual base salary from each respective company for a period of a year in the event that his employment is involuntarily terminated and no change of control has occurred. Mr. Tompkins is entitled to a severance payment equal to two years his base salary in the event of a change of control of the Company, and to a two-year severance payment in the case of a change of control of REI.

(5) Mr. Matyczynski was named the Chief Financial Officer of the Company and CHC and the Chief Administrative Officer of REI in November 1999. Pursuant to the employment agreement, in the event of termination of his employment for any reason other than death, or in the event of a merger, acquisition or any restructuring of the Company in which there is a change of control, as defined, a severance payment equal to six months' base compensation would be paid on the date of termination. In addition, Mr. Matyczynski was granted a $33,000 loan in November 1999, to be forgiven ratably over the next three years. Mr. Matyczynski's compensation for the year ended December 31, 1999 did not exceed $100,000, however, the Company has contracted to pay Mr. Matyczynski an annual salary of $180,000.

(6)  Mr. Smerling was appointed President of REI effective January 17, 1997.
     Mr. Smerling also serves as President of City Cinemas from which he is paid separately. City Cinemas provides management services to Reading for a fee. Mr. Smerling is entitled to receive a payment equal to a year's annual base salary in the event his individual employment with Reading is involuntarily terminated.

(7) In September 1997, the shareholders of REI approved the grant of an option to Mr. Cotter to purchase, subject to various conditions and certain contingencies, up to 460,000 shares of REI Common Stock at $12.80 per share. In addition, the shareholders of REI approved a 1997 Equity Incentive Plan under which Ms. Ellen Cotter and Messrs. Smerling, Wunderle and Tompkins, as employees of Reading, were granted incentive stock options to exercise REI common stock, subject to vesting conditions, at $12.80 per share in amounts as detailed in the schedule. Messrs. Tompkins, Smerling and Wunderle surrendered non-qualified options to purchase 17,500, 15,000 and 5,000 shares, respectively, of REI stock in connection with such grant. Mr. Wunderle's options expired unexercised.

(8) Effective January 1, 1999, two individuals became participants in a Pension Plan authorized by the Board of Directors. Included in Fiscal 1998 is the past service cost accrued to Mr. Tompkins and Ms. Skophammer since their dates of hire.

(9)  Other annual compensation consists of an automobile allowance.

(10) Other compensation represents contributions under Reading's Retirement Savings Plan.

(11) Pursuant to the management agreement entered into by the Company, Reading, and Citadel in December 1999, compensation paid to certain executives by the Company was reallocated, through a management fee arrangement, between the three companies.

(12) Ms. Skophammer and the Company entered into a letter agreement dated as of September 24, 1999, pursuant to which Ms. Skophammer continued as the Company's Chief Financial Officer through November 19, 1999, and agreed thereafter to make herself available as a consultant through December 31, 2000 subject to a right by Ms. Skophammer to terminate such consulting arrangement on 30 days' notice. In addition, such letter agreement provides for Ms. Skophammer to receive a bonus under certain circumstances. The amount of such bonus has not yet been finalized, nor included in the compensation schedule for 1999.

(13) In April 2000, the CHC Stock Options Committee granted Mr. Tompkins options to acquire 40,000 shares of CHC Class A Non-Voting Common Stock Under the option grant, Mr. Tompkins may acquire 8,000 shares of CHC Class A Non-Voting Common Stock within 60 days of the Record Date. The remaining options granted to Mr. Tompkins vest over four years in equal amounts. All of the stock option shares have exercise prices equal to the fair market value of the shares on the date of the grant.

(14) Mr. Matyczynski was granted 30,000 shares of the Company's Class A Common Preference Stock in November 1999 and 30,000 shares of CHC Class A Non-Voting

     Common Stock in April 2000. The options to acquire 15,000 shares of the Company's Class A Common Preference Stock and CHC's Class A Non-Voting Common Stock vest on the first anniversary date of his employment (November 15, 2001) and the remaining shares vest over the next three years in equal amounts.


Director Compensation

     Directors who are not officers or employees of the Company receive for services as a Director a fee of $25,000 per annum.


Option Grant Table

     The following provides information regarding the grant of Craig stock options during 1999.

                                                 %                                         Potential Realizable Value
                                              of Total                                     at Assumed Annual Rates of
                                              Options                                         Stock Price Appreciation
                             Options         Granted in       Exercise                          for Option Term
                                                                                          ----------------------------
                             Granted            Fiscal          Price        Expiration
       Name                    (#)               Year          ($/sh)           Date                 5%           10%
       ----                    ---               ---            -----           ----                 --           ---
Andrzej Matyczynski (1)      30,000(1)          100%            $6.00        11/15/2009           $203,700     $229,700

------------------
(1) Options to acquire 15,000 shares of the Company's Class A Common Preference Stock vest on the first anniversary date of Mr. Matyczynski's employment (November 15, 2001) and the remaining shares vest over the next three years in equal amounts.

Option Exercises and Year-end Table

     The following sets forth information with respect to the executives named in the Summary Compensation Table, concerning the exercise of options during the year ended December 31, 1999 and unexercised options as of December 31, 1999.

                                                                  Number of           Value of
                                                                 Unexercised       Unexercisabled
                                                                  Option at        In-the-Money at
                                                                 12-31-1999           12-31-99
                                                Shares          Exercisable/        Exercisable/
     Name                   Security           Exercised        Unexercisable     Unexercisable(1)
     ----                   --------           ---------        -------------     ----------------
James J. Cotter            Common Stock          0                 594,940/0           $612,800/$0
S. Craig Tompkins         Class A Common         0                  35,000/0           $ 59,500/$0
                           Preference Stock
Andrzej Matyczynski       Class A Common         0                $     0/30           $       0/0
                           Preference Stock

----------------
(1) Represents the amount by which the aggregate market price on December 31, 1999 of the shares subject to such options exceeded the exercise price of such options.

Pension Plans

     During the first quarter of 1999, the Board of Directors finalized the Craig Corporation Key Personnel Retirement Plan ("Plan"). Such Plan provides that any participant, as permitted by the Board, will be credited an amount equal to 10% of such participants compensation (up to the maximum allowed by Section 401(c)(17) of the Internal Revenue Code). As of the effective date of the Plan, January 1, 1999 only two employees have been granted participation in the Plan which resulted in past service costs accruing of approximately $243,000. Any amounts credited to the participants account earn interest at LIBOR and may be paid to the employee upon their termination. Each participant may, from time to time, irrevocably elect to convert a part or all of such amounts accrued to their account into Phantom Common Stock based upon the closing price of such stock on the date of election. One of the two participants in the Plan terminated her employment with the Company in November 1999 and received a lump-sum distribution of her account balance. At December 31, 1999, the Plan liabilities totaled approximately $159,000.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee currently is composed of two directors, William
D. Gould and Gerard P. Laheney. Mr. Gould is a member of Troy & Gould Professional Corporation, a law firm that the Company retained and paid approximately $33,000 in fiscal 1999. Messrs. Cotter and Tompkins serve as members of REI's Board of Directors and, as directors, approve decisions of REI's Compensation Committee with respect to compensation of REI's officers and directors. Messrs. Cotter and Tompkins serve as members of CHC Board of Directors, and, as directors, approve decisions of CHC's Compensation Committee with respect to compensation of Citadel's officers and directors. Until July 2000, Mr. Cotter was a member of the CHC Compensation Committee. Mr. Loeffler serves as a director of each of the Companies, REI and CHC.

    The Company, together with Reading, owns a 49% interest in BRI. Mr. Cotter and a trust for the benefit of one of Mr. Tompkins' children each have a 1.6% beneficial interest in BRI. Messrs. Gould and Laheney and Ms. Margaret Cotter served as directors of BRI and, in the case of Mr. Laheney and Ms. Cotter, as officers of BRI, for which they received no compensation in 1999 (See "Director Compensation"). Mr. Laheney resigned as a director and as President of BRI effective February 14, 2000.

Certain Transactions and Related Transactions

General

     The Company is principally engaged in the business of identifying, acquiring, owning and strategically managing controlling interests in other operating public companies. Accordingly, the Company operates primarily through less than wholly-owned affiliates. Only one of these affiliates, REI, is consolidated for financial reporting purposes. These affiliated companies have certain over-lapping ownership and management structures, as described below.

Ownership and Management Interlocks

     The Company's principal asset is its REI securities. The Company owns Common Stock and Convertible Preferred Stock comprising 78% of the voting securities of REI (cinemas, and cinema based entertainment centers). The Company, on a consolidated basis with Reading (REI and its wholly-owned subsidiaries), owns Common Stock representing approximately 49% of CHC (real estate, agricultural interests and more recently, cinemas and live theatre operations), and 49% of BRI (agricultural interests). Cecelia Packing, a company wholly owned by Mr. Cotter ("Cecelia"), and the trust for one of Mr. Tompkins' children each owns an additional 1.6 percent of the Common Stock of BRI, resulting in a combined voting interest of greater than 51% in that company. Citadel and BRI each own a 40% interest (for an aggregate 80% interest) in the three Agricultural Partnerships which collectively own approximately 1,600 acres of California agricultural land, improved principally with citrus groves. Citadel owns 80% of Farming, which manages the agricultural properties for the Agricultural Partnerships. The Company, as a result of its ownership of CHC and BRI securities, owns approximately 39.5% of the Agricultural Partnerships.

     James J. Cotter is the Chairman of the Board of the Company, REI and CHC and the Chief Executive Officer of CHC. S. Craig Tompkins is the President and a director of the Company, the Vice Chairman and Corporate Secretary of REI, the Vice Chairman and Corporate Secretary of CHC, and serves for administrative convenience as an assistant secretary of BRI and Visalia. Margaret Cotter is a director of the Company, and a director and Chief Financial Officer of BRI. Ms.
M. Cotter is currently the President of Off Broadway Investments, Inc., and it is anticipated that she will serve as the President of CHC's live theatres subsidiary upon the closing of the OBI Merger, discussed below. William D. Gould is a director of BRI, and Gerard P. Laheney was Chairman and President of BRI until his resignation on February 14, 2000. Mr. Laheney also resigned on that date from the management committees of the Agricultural Partnerships.
Ellen Cotter is the Vice President-Business Affairs of the Company and REI. She also serves as a director and officer of various subsidiaries of REI and CHC.

     The Company shares office space and certain administrative costs and expenses with Citadel. Citadel provides real estate advisory services to Reading, and certain general administrative services to BRI, for which it was paid $215,000 in 1999. Farming receives in consideration of its services to the Agricultural Partnerships reimbursement of its costs plus 5% of the net revenues from the farming operation, calculated after picking, packing and hauling.

     The Company, REI and CHC are currently working on a plan to centralize all administrative functions for the three companies in Los Angeles. Upon consummation of this centralization, it is contemplated that all general and administrative personnel will be employees of the Company, and that the costs of such personnel will be allocated on the business and affairs of the three companies. Following a review of the time spent by Messrs. Cotter and Tompkins and certain administrative employees of the Company, the Board of Directors of REI determined it appropriate to reimburse the Company in the amount of $580,000 with respect to services performed by these individuals and administrative employees for the benefit of REI. There was no similar reimbursement with respect to 1998.

Relate Party Transactions

     The Company's operating affiliates - Reading, Citadel and BRI - have from time to time entered into transactions involving the Company's controlling stockholders and affiliates. These transactions, are described in greater detail below.

Certain Agricultural Transactions

     On December 31, 1997, BRI, Citadel, and Visalia, LLC (a limited liability company owned 1% by Mr. Cotter and 99% by certain of his family members) formed the Agricultural Partnerships. The Agricultural Partnerships are owned 40%, 40% and 20%, respectively, by these three entities. On December 31, 1997 the Agricultural Partnerships acquired an agricultural property (purchase price amounting to approximately $7.6 million) which property is improved principally with citrus orchards. The Partnerships currently use Farming to farm their properties as described above. Farming is owned 80% by Citadel and 20% by Visalia. Farming, in turn, contracts with Cecelia for certain bookkeeping and administrative services, for which it pays a fee of $6,000 per month. Cecelia also packs fruit for the Agricultural Partnerships.

     The acquisition of the agricultural property was financed by a ten-year purchase-money mortgage from the Prudential Life Insurance Company in the amount of $4.05 million (the "Prudential Loan") and by drawdowns in the amount of $831,000 under a $1.2 million crop finance line of credit from Citadel to the Agricultural Partnerships (the "Crop Financing"). The Prudential Loan bears interest at 7.70%, provides for quarterly payment of interest, and provided certain levels of capital investment are achieved, calls for principal amortization payments of $200,000 per year commencing January 2002. The Crop Financing accrues interest, payable quarterly, at the rate of prime plus 100 basis points, and was due and payable in August 1998. Upon the expiration of the Crop Financing, Citadel increased the line of credit to $1,850,000 for an additional twelve months under the same terms and conditions.

     In December 1998, the Agricultural Partnerships suffered a devastating freeze, which resulted in a loss of substantially all of its 1998-1999 corp. As a consequence of the freeze, the Agricultural

Partnerships had no funds, other than partner contributions, with which to repay the drawdowns on the Line of Credit. Furthermore, the Agricultural Partnerships generally had no source of funding, other than their partners, for the cultural expenses needed for production of the 1999-2000 crops, as well as the funding of a crop-planting program on the undeveloped acreage.

     Since September 1999, the Agricultural Partnerships have been funded on an 80/20 basis by Citadel and Visalia, pursuant to loans made by these two entities. In light of this funding arrangement, on February 24, 2000, the line of credit was increased to $3,250,000, of which $3,170,000 had been drawn as of March 31, 2000. In addition, during 1999 Citadel and Visalia each guaranteed the obligations of the Agricultural Partnerships under certain equipment leases, up to $220,000. BRI, which was spun off to Citadel's stockholders in December 1997, has no funds with which to make contributions to the Agricultural Partnerships. Subsequent to year-end, Citadel and Visalia have continued to fund, on an 80/20 basis pursuant to loans to the Agricultural Partnerships, the Agricultural Partnerships' operating and crop costs.

     Although the Big 4 Properties produced substantial orange crops for the 1999-2000 season, market conditions were unfavorable, resulting in a loss on operations. It is projected that the crops produced by Big 4 Properties will not produce sufficient cash flow to cover the costs of producing the 2000-2001 crop. All capital improvements scheduled for 2000 have been cancelled. The only source of working capital for the Agricultural Partnerships continues to be Citadel and Visalia. Citadel is currently reviewing the commercial viability of its ongoing involvement with the Big 4 Properties and the Agricultural Partnerships.

Sutton Hill Transactions

     In December 1998, Reading, James J. Cotter, the Chairman of the Board of the Company, and Michael R. Forman entered into an Agreement in Principle (the "Reading Agreement in Principle") providing for a series of transactions which contemplated Reading leasing or acquiring various cinemas and live theatre properties held by entities owned by Messrs. Cotter and Forman. Through their interests in the Company, Messrs. Cotter and Forman are principal stockholders of both Reading and the Citadel. See Beneficial Ownership of Securities. In May 2000, Citadel and Reading entered into an agreement in which Reading assigned its rights, and Citadel assumed Reading's obligations, under the Reading Agreement in Principle, subject to certain modifications agreed to by Messrs. Cotter and Forman. Under that assignment, Citadel reimbursed Reading for a deposit of $1,000,000 that Reading had made under the Reading Agreement in Principle.

     The modified Reading Agreement in Principle provided for Citadel to sublease, from Sutton Hill Associates ("Sutton Hill," a partnership owned equally by Messrs. Cotter and Forman) or a subsidiary, and operate four cinemas, and manage three other cinemas then managed by City Cinemas Corporation (a company also owned by Messrs. Cotter and Forman), all of which are located in Manhattan (New York City) and which together are known as the "City Cinemas Circuit." The Reading Agreement in Principle also provided for certain other transactions, as described below.

      On July 28, 2000, the Company and Sutton Hill reached agreement on definitive documentation for the transactions contemplated by the modified Reading Agreement in Principle (collectively, the "Sutton Hill Transactions"). The agreements and other documents relating to the Sutton Hill Transactions (the "Sutton Hill Transaction Documents") will be delivered on behalf of the parties upon receipt by

Sutton Hill of certain third-party consents. The parties initially set August 25, 2000 as the date for Sutton Hill to receive such consents, but by mutual agreement have extended the deadline to September 8, 2000. Although the parties do not anticipate any further extensions, absent a material adverse change, it is likely that the parties would agree to extend the deadline if the same should by required to obtain the third-party consents. The Sutton Hill Transactions, once effective, will include:

          . An operating sublease ("Operating Lease") between Citadel Cinemas, Inc. ("Citadel Cinemas"), a wholly-owned subsidiary of Citadel and Sutton Hill Capital, L.L.C. ("SHC"), a wholly-owned subsidiary of Sutton Hill. Under the Operating Lease, Citadel, through Citadel Cinemas, will sublease from SHC four Manhattan theatres (the "City Cinemas Theatres"), for a term of ten years at an annual rent of $3,217,500, subject to certain cost-of-living and other adjustments. In addition, Citadel will be responsible for the rent and other payments due under the underlying leases, which currently aggregate approximately $990,000 per year (including $330,000 payable to affiliates of Mr. Forman). At the end of the initial ten-year term, Citadel will have options to either purchase the underlying leases for the City Cinemas Theatres, for a cash purchase price of $44 million, or renew the Operating Lease at the then fair market rental. Citadel will pay $5,000,000 in cash (including the deposit referred to above) in consideration of the option, which will be a credit against the purchase price if the option is exercised. In addition, if Citadel exercises the purchase option, Citadel will also have the option to purchase from an affiliate of Mr. Forman, for an additional $4,000,000 in cash, the fee interests underlying two of the City Cinemas Theatres.

          . An agreement between Citadel and City Cinemas, for Citadel to act as submanager for three cinemas for which City Cinemas is the manager. Also, City Cinemas will assign to Citadel management agreements, between Reading and City Cinemas, under which City Cinemas manages the Angelika Film Center & Cafe and certain other theatres controlled by Reading.

          . The purchase by Citadel from Messrs. Cotter and Forman of a one-sixth interest in Angelika Film Centers, LLC ("AFC"), which owns and operates the Angelika Film Center Cafe. In payment for that interest, Citadel will issue notes in the aggregate principal amount of $4,500,000, which will bear interest at the rate of 8.25%, payable quarterly, and mature two years from July 28, 2000.

          . A credit facility (the "SHC Credit Facility"), under which SHC may borrow up to $28,000,000 from Citadel. Borrowings under the SHC Credit Facility will bear interest at the rate of 8.25% (subject to certain adjustments), payable quarterly, and will mature on December 1, 2010 or, if earlier, the closing of Citadel's purchase of the leases for the City Cinemas Theatres on exercise of its purchase option under the Operating Lease. Citadel will not be obligated to make such loans prior to July 28, 2007, although Citadel has certain options to accelerate that date. The indebtedness under the SHC Credit Facility will be secured by a pledge of the membership interests in SHC and will be subordinate to $11 million of indebtedness of SHC to an affiliate of Mr. Forman.

          . The OBI Merger which will be consummated by merging OBI into Citadel Off Broadway Theatres, Inc., a wholly-owned subsidiary of the Company, which will be the surviving corporation, provided the stockholders of CHC approve the issuance of CHC Common Stock to acquire OBI. CHC will issue up to 2,625,820 shares of Class A Non-Voting Common stock and 656,455 shares of Class B Voting Common stock in the OBI Merger. If the issuance of shares is not approved, the OBI Merger will be completed by CHC paying $10,000,000 cash, less certain expenses.

          . A first of right negotiation to acquire the remainder of REI's domestic cinema assets.

     The Operating Lease, the AFC purchase agreement, the SHC Credit Facility, the OBI Merger, and related matters (collectively, the "Sutton Hill Transactions") were negotiated and approved by the CHC's Conflicts Committee, which received an opinion of its financial advisor as to fairness of the Sutton Hill Transactions to CHC.

Certain Family Relationships

     Mr. Cotter, the Company's controlling stockholder, has advised the Company that he considers his holdings in the Company to be a long-term investment, to be passed to and eventually to be controlled by his heirs. The Directors believe that it is in the best interests of the Company and its stockholders for these heirs to become experienced in the operations and affairs of the Company and its operating affiliates. Accordingly, Margaret Cotter serves as a director of the Company, and as an officer and Director of BRI. Ms. M. Cotter currently serves as the President of Off Broadway Investments, Inc., and it is contemplated that she will serve as the President of CHC's live theatre subsidiary upon the closing of the OBI Merger. Ms. M. Cotter also serves as an officer of Cecelia and Union Square Management, Inc., a company which provides certain live theatre management services to Reading. Ellen Cotter serves as the Vice President - Business Affairs for the Company and REI and a director and officer of certain wholly owned subsidiaries of REI. Mss. M. Cotter and E. Cotter are each graduates of the Georgetown Law Center and were in public and private practice, respectively, prior to joining the Company. Mr. Cotter's son, an attorney, was elected to the Board of Directors of Gish Biomedical, Inc. on September 15, 1999. Citadel owns 15% of the outstanding common stock of Gish. The directors of Gish currently serve without compensation.

Certain Miscellaneous Transactions

     In 1997 and 1998, Reading loaned Robert Smerling, its President, an aggregate of $70,000. The non-interest bearing loan is payable upon demand. In December 1998, the Company agreed to guarantee a bank loan to the principal shareholder of Union Square Management, Inc.

Compensation Committee Report on Executive Compensation

     The Company's executive compensation policies and programs are designed to attract and retain talented executives and motivate them to achieve the Company's business objectives that the Board of Directors believes will enhance stockholder value. The principal terms of the Company's current employment arrangements with its principal executive officers, including salary and other base-level compensation, are described herein under "Summary Compensation Table."

     In 1996, Reading became a majority-owned subsidiary of the Company. In 1997, CHC became a controlled subsidiary of the Company. The Compensation Committee of REI's Board of Directors is responsible for compensation matters of employees of REI, and the Compensation Committee of CHC's Board of Directors is responsible for compensation matters of employees of CHC. Certain executives and consultants provide services to both the Company and REI. The Compensation Committee considers compensation received REI and CHC from in determining the Company executive compensation.

     The Company's current compensation strategy is to supplement the executive officers' base level compensation with periodic discretionary cash bonuses in recognition of individual performance and stock option grants designed to link the executives' long-term compensation to appreciation in stockholder value over time. To this end, the Compensation Committee from time-to-time recommends to the Board of Directors the award of performance bonuses and stock option grants to individual executive officers. No bonuses were paid by the Company with respect to 1999.

     Periodic cash bonuses and stock option awards for executive officers of the Company are determined primarily on the basis of the individual job performance of the executive officers and achievement of the Company's business objectives, but no particular weighting is given by the Compensation Committee to individual performance versus the achievement of corporate objectives. These variable elements in the compensation of the Company's executive officers recognize individual contributions and are determined based upon the level of the executive's responsibilities, the efficiency and effectiveness with which he or she oversees the matters under his or her supervision and the degree to which the officer has contributed to the accomplishment of major tasks that advance the Company's goals. In light of the nature of the executive officers' responsibilities, particularly the fact that they have overall corporate policy-making and administrative responsibilities but do not oversee operating businesses, the Compensation Committee's assessment of Mr. Cotter's performance and the performance of other executive officers is not based directly on corporate performance from a financial point of view. However, the Company's financial performance is one factor that affects the Compensation Committee's recommendation with respect to the overall level of compensation to be made for all executive officers as a group. In appropriate cases, the Compensation Committee takes into account in making its recommendations compensation received by executive officers for companies affiliated with the Company. Mr. Cotter, in his capacities as Chairman of the Board and Chief Executive Officer, is involved in the negotiation of employment arrangements with the Company's other executive officers, reviews executive performance with the Compensation Committee and is consulted with respect to the amounts of each other executive officer's discretionary bonus and stock option award, if any.

     Subject to an exception for "performance-based compensation," effective January 1, 1994, corporations generally will be denied a deduction for federal income tax purposes for compensation paid to senior executive officers to the extent that such compensation exceeds $1 million. This law did not impact the Compensation Committee's deliberations with respect to 1999 and for 2000 the Company does not expect to pay any executive officer cash compensation in excess of the deductibility limit. The Compensation Committee and the Board of Directors, however, retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility.

William D. Gould
Gerard P. Laheney

Performance Graph

     The information set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Acts.

     The following line graph compares the cumulative total stockholder return on Craig Corporation's Common Stock and Class A Common Preference Stock from September 30, 1994 through September 30, 1995, the three-month period ended December 31, 1995 and the years ended December 31, 1996, 1997 and 1998 against the cumulative total return as calculated by the Center for Research in Securities Prices ("CRSP") of (i) the New York Stock Exchange ("NYSE")/ American Stock Exchange ("AMEX")/ NASDAQ Stock Market Index (U.S. Companies) and (ii) the CRSP Total Return Index for NYSE/AMEX/NASDAQ in the SIC Graph Code 7830-7839 (motion picture theaters and allied businesses).

     The past performance shown for the Company's Common Stock and Class A Common Preference Stock are not necessarily indicative of future performance.



             CUMULATIVE RETURN FROM SEPTEMBER 1994 TO DECEMBER 1999

                       [PERFORMANCE GRAPH APPEARS HERE]


                CRAIG    CRAIG CLASS   STOCK MARKET   PEER INDEX
     Date      COMMON     A COMMON        INDEX          INDEX

  9/94         100.000     100.000        100.000       100.000
  9/95          83.333      81.609        128.919       119.719
 12/95          87.778      82.759        135.151       127.909
 12/96         127.778     127.586        163.854       162.208
 12/97         180.556     173.563         214.48       223.223
 12/98         143.333     144.828        264.795       317.043
 12/99             120     114.943        327.523       199.559


     The graph assumes a $100 investment on September 30, 1994 and reinvestment of dividends on the date such dividends were declared.

                                PROPOSAL NO. 2

              PROPOSAL FOR APPROVAL OF 1999 STOCK OPTION PLAN OF
                               CRAIG CORPORATION


                            1999 Stock Option Plan
                            ----------------------

Background and Overview

     The Company's previously adopted and approved stock option plan has expired. As a result, on November 19, 1999, the Company's Board of Directors adopted the 1999 Stock Option Plan of Craig Corporation ("1999 Stock Option Plan" or "1999 Plan"). The purpose of the 1999 Plan is to (a) encourage selected employees, directors and consultants of the Company to increase Company profits, (b) encourage selected employees, directors and consultants to accept and/or continue their relationship with the Company and (c) increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the Company's capital stock.

     The principal provisions of the 1999 Stock Option Plan are summarized below. This summary does not, however, purport to be complete and is qualified in its entirety by the terms of the 1999 Stock Option Plan, a copy of which is attached hereto as Appendix A and is incorporated herein by reference.

Types of Options and Who Is Eligible

     The 1999 Stock Option Plan permits two types of stock options (collectively "Options"): Incentive stock options ("ISOs"), intended to satisfy the requirements of Section 422 of the Internal Revenue Code ("Code"), and what are commonly referred to as "nonqualified options" (NQOs"). ISOs and NQOs may be granted to persons who at the time of the grant are employed by the Company or Company "Affiliate" and such person is either an officer or director ("Employees"). An "Affiliate" is defined in the 1999 Plan and generally refers to the parent and any subsidiary of the Company. Directors or consultants of the Company and its Affiliates may be granted NQOs, but not ISOs.

Total Authorized Options

     The total number of authorized Options under the 1999 Stock Option Plan is 350,000 shares of Common Stock and 700,000 shares of the Class A Preference Common Stock. Options that are granted, but subsequently expire, terminate or are cancelled become eligible again for grants.

Administration; 10 Year limit; Option Agreements

     The 1999 Stock Option Plan will be administered by an "Administrator", which shall be the Company's Board of Directors or, at the Board's discretion, a committee appointed by the Board. The Administrator may in turn delegate nondiscretionary administrative duties.

     The Administrator will determine the persons to whom the Options should be granted and the number and timing of any Options granted. No Options may be granted after 10 years from the date the Board adopts the 1999 Plan, and each optionee will be required to sign a stock option agreement in a form prescribed by the Administrator. Subject to the terms and conditions of the 1999 Plan, the Administrator will be responsible for all administration over the 1999 Plan, including prescribing rules and regulations applicable to the Options and making final and binding determinations under the 1999 Plan.

     The Company intends that Options granted under the 1999 Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder, which exempts certain short-swing gains from recapture by the Company. Accordingly, to satisfy the requirements of Rule 16b-3, the Board of Directors formed the "Stock Options Committee," to be comprised entirely of independent non-employee directors and to be the Administrator of the 1999 Plan. The Board appointed Directors Gerard P. Laheney (Chairman) and William D. Gould as the initial members of the Stock Options Committee.

Terms and Conditions

     Options under the 1999 Plan will not be transferable other than by will or by the laws of descent and distribution. Options become effective on the date the stock option agreement is executed. The maximum term of an Option is 10 years. The 1999 Stock Option Plan contains additional terms and conditions applicable to the Options, including, without limitation, the effect of changes in the Company's capital structure and certain corporate transactions (e.g., mergers or consolidations) involving the Company, time and manner of Option exercise, payment terms for any exercised Options, and the effect of termination of employment.

Exercise Price

     The exercise price per share of any option granted under the 1999 Plan may not be less than the fair market value per share of the applicable stock on the date the Option is granted, as determined by the Administrator in accordance with the 1999 Plan. Under the Code and the 1999 Plan, the exercise price for an ISO granted to a person then owning more than 10% of the voting power of all classes of the Company's stock may not be less than 110% of the fair market value of the stock covered by the Option on the date of grant.

Options Granted under the 1999 Plan

     On November 19, 2000, the Stock Options Committee granted Options under the 1999 Plan as described in the following Table on 1999 Stock Option Plan:

                             Options Granted under
                  1999 Stock Option Plan to Acquire Shares of
                        Class A Common Preference Stock

------------------------------------------------------------------------------------------------------
             Name and Position                     Number of                     Vesting
                                                    Options                    of Options
                                                  Granted(1)
------------------------------------------------------------------------------------------------------
 Andrzej Matyczynski                                30,000         15,000 on first anniversary date
                                                                   of employment (November 15, 2000)
                                                                   remainder to vest 5,000 annually
                                                                   over 3 years thereafter.
------------------------------------------------------------------------------------------------------

 Jorge Alvarez                                       5,000         1,250 on first anniversary date of
                                                                   employment (February 14, 2000),
                                                                   1,250 to vest annually over 3
                                                                   years.
------------------------------------------------------------------------------------------------------

 Barbara Cho                                         5,000         1,250 on first anniversary date of
                                                                   employment (January 10, 2000),
                                                                   1,250 shares to vest annually over
                                                                   the following 3 years.
------------------------------------------------------------------------------------------------------

The Board of Directors supported the action by the Stock Options Committee. No Options under the 1999 Plan may be exercised until the 1999 Plan's adoption is approved by the Company's shareholders.

Recommendation of the Board

     Mr. James J. Cotter currently owns or has proxies to vote shares representing apparently 51% of the voting power of the Company. Mr. Cotter has advised the Company that he intends to vote in favor of the adoption of the 1999 Stock Option Plan of Craig Corporation. If Mr. Cotter votes in accordance with his stated intention, then the 1999 Stock Option Plan will be adopted.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1999 STOCK OPTION PLAN OF CRAIG CORPORATION.

Independent Public Accountants

     The Company's financial statements for the year ended December 31, 1999 were examined by Deloitte & Touche LLP, certified public accountants. The Company has been advised by Deloitte & Touche LLP that none of its members has any financial interest in the Company. The Company expects that a representative of Deloitte & Touche LLP will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Annual Report

     Copies of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1999 (the "Annual Report") and quarterly report for the six-month period ended June 30, 2000 are enclosed.

Stockholder Proposals

     Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 2001 Annual Meeting of Stockholders, must deliver such proposal in writing to the Secretary of the Company at the Company's principal executive offices at 550 South Hope Street, Suite 1825, Los Angeles, CA 90071, no later than May 2, 2001. If the Company is not notified of a stockholder proposal by July 17, 2001, the proxies held by management of the Company may confer discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

     The Board of Directors will consider written nominations for directors from stockholders. Nominations for the election of directors made by the stockholders of the Company must be made by written notice delivered to the Secretary of the Company at the Company's principal executive offices not less than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders at which directors are elected. Such written notice must set forth, among other things, the name, age, address and principal occupation or employment of such nominee, the number of shares of the Company's Common Stock beneficially owned by such nominee and such other information as is required by the proxy rules of the SEC with respect to a nominee of the Board of Directors. Nominations not made in accordance with the foregoing procedure will not be valid.

Other Matters

     The Board of Directors does not know of any other matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompany proxy to vote on such matters in accordance with their judgment.

                              By Order of the Board of Directors,

                              /s/ S. Craig Tompkins
                              S. Craig Tompkins, President

Dated: August 30, 2000

                                  APPENDIX A

                            1999 STOCK OPTION PLAN
                                      OF
                               CRAIG CORPORATION

1.   PURPOSES OF THE PLAN
     --------------------

     The purposes of the 1999 Stock Option Plan ("Plan") of Craig Corporation, a Delaware corporation (the "Company"), are to:

          (a) Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

          (b) Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and

          (c) Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

     Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), or "nonqualified options" ("NQOs").

2.   ELIGIBLE PERSONS
     ----------------

     Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

3.   STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS
     ----------------------------------------------------

     Subject to the provisions of Section 6.1.1 of this Plan, the total number of shares of stock which may be issued under Options granted pursuant to this Plan shall not exceed 700,000 shares of the Company's Class A Common Preference Stock and

1999 Stock Option Plan (Revised)

                                  APPENDIX A

350,000 shares of Common Stock. The shares covered by the portion of any grant under this Plan which expires, terminates or is cancelled unexercised shall become available again for grants under this Plan. Where the exercise price of an Option is paid by means of the optionee's surrender of previously owned shares of Common Stock or the Company's withholding of shares otherwise issuable upon exercise of the Option as permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" and no longer available for issuance under this Plan. No eligible person shall be granted Options during any twelve-month period covering more than 200,000 shares.

4.   ADMINISTRATION
     --------------

          (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the "Administrator"). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of "non-employee directors" within the meaning of said Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

          (b) Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to construe and interpret the terms and provisions of this Plan and of any option agreement and all Options granted under this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to reduce the exercise price of any Option; (x) to accelerate or defer (with the consent of the optionee) the exercise date of any Option; (xi) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xii) to make all other determinations deemed necessary or advisable for the administration of this Plan or any option agreement or Option. The Administrator may delegate

1999 Stock Option Plan (Revised)

                                  APPENDIX A

nondiscretionary administrative duties to such employees of the Company as it deems proper.

               (c) All questions of interpretation, implementation, and application of this Plan or any option agreement or Option shall be determined by the Administrator, which determination shall be final and binding on all persons.

5.   GRANTING OF OPTIONS; OPTION AGREEMENT
     -------------------------------------

               (a) No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

               (b) Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted. In the event of a conflict between the terms or conditions of an option agreement and the terms and conditions of this Plan, the terms and conditions of this Plan shall govern.

               (c) The stock option agreement shall specify whether each Option it evidences is an NQO or an ISO, provided, however, all Options granted under this Plan to non-employee directors and consultants of the Company are intended to be NQOs.

               (d) Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.   TERMS AND CONDITIONS OF OPTIONS
     -------------------------------

     Each Option granted under this Plan shall be subject to the terms and
conditions set forth in Section 6.1.   NQOs shall be also subject to the terms
and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

     6.1 Terms and Conditions to Which All Options Are Subject.  All Options
         -----------------------------------------------------
granted under this Plan shall be subject to the following terms and conditions:

         6.1.1 Changes in Capital Structure.  Subject to Section 6.1.2, if
               ----------------------------
the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company's subsidiary, appropriate adjustments shall be made by the

1999 Stock Option Plan (Revised)

                                  APPENDIX A

Board, in its sole discretion, in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

          6.1.2   Corporate Transactions.  In the event of a Corporate
                  ----------------------
Transaction (as defined below), the Administrator shall notify each optionee at least 30 days prior thereto or as soon as may be practicable. To the extent not previously exercised, all Options shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may permit exercise of any Options prior to their termination, even if such Options would not otherwise have been exercisable.
The Administrator may, in its sole discretion, provide that all outstanding Options shall be assumed or an equivalent option substituted by an applicable successor corporation or any Affiliate of the successor corporation in the event of a Corporate Transaction. A "Corporate Transaction" means a liquidation or dissolution of the Company, a merger or consolidation of the Company with or into another corporation or entity, a sale of all or substantially all of the assets of the Company, or a purchase of more than 50 percent of the outstanding capital stock of the Company in a single transaction or a series of related transactions by one person or more than one person acting in concert.

          6.1.3   Time of Option Exercise.  Subject to Section 5 and Section
                  -----------------------
6.3.4, an Option granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

          6.1.4   Option Grant Date.  The date of grant of an Option under this
                  -----------------
Plan shall be the effective date of the stock option agreement granting the Option.

          6.1.5   Nontransferability of Option Rights.  Except with the express
                  -----------------------------------
written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

          6.1.6   Payment.  Except as provided below, payment in full, in cash,
                  -------
shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of

1999 Stock Option Plan (Revised)

                                  APPENDIX A

the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

               (a) Acceptance of the optionee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

               (b) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

               (c) Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

               (d) By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

         6.1.7 Withholding and Employment Taxes.  In the case of an employee
               --------------------------------
exercising an NQO, at the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

1999 Stock Option Plan (Revised)

                                  APPENDIX A

         6.1.8  Other Provisions.  Each Option granted under this Plan may
                ----------------
contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.

         6.1.9  Determination of Value.  For purposes of this Plan, the fair
                ----------------------
market value of Common Stock or other securities of the Company shall be determined as follows:

                (a) If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be either, as determined by the Administrator, (i) the closing price of such stock on the date the value is to be determined, or (ii) the average closing price of such stock over such number of trading days (not to exceed ten (10) trading days) immediately preceding the date the value is to be determined, as determined by the Administrator, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

                (b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or a similar line of business.

         6.1.10 Option Term.  Subject to Section 6.3.4, no Option shall be
                -----------
exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").

     6.2 Terms and Conditions to Which Only NQOs Are Subject.  Options granted
         ---------------------------------------------------
under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

         6.2.1  Exercise Price.  (a)  The exercise price of an NQO shall be the
                --------------
amount determined by the Administrator as specified in the option agreement.

                (a) To the extent required by applicable laws, rules and regulations, the exercise price of an NQO granted to any person who owns, directly or by

1999 Stock Option Plan (Revised)

                                  APPENDIX A

attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

          6.2.2 Termination of Employment.  Except as otherwise provided in the
                -------------------------
stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are NQOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of such termination or such longer period as the Administrator may approve (but in no event after the Expiration
Date). For purposes of this Section 6.2.2, "employment" includes service as a director or as a consultant. For purposes of this Section 6.2.2, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

     6.3  Terms and Conditions to Which Only ISOs Are Subject. Options granted
          ---------------------------------------------------
under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

          6.3.1 Exercise Price.  (a)  The exercise price of an ISO shall be not
                --------------
less than the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

                (a) The exercise price of an ISO granted to any Ten Percent Stockholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

          6.3.2 Disqualifying Dispositions.  If stock acquired by exercise of an
                --------------------------
ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

          6.3.3 Grant Date.  If an ISO is granted in anticipation of employment
                ----------
as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the

1999 Stock Option Plan (Revised)

                                  APPENDIX A

basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

          6.3.4 Term.  Notwithstanding Section 6.1.10, no ISO granted to any Ten
                ----
Percent Stockholder shall be exercisable more than five years after the date of grant.

          6.3.5 Termination of Employment.  Except as otherwise provided in
                -------------------------
the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are ISOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of such termination or such longer period as the Administrator may approve (but in no event after the Expiration
Date). For purposes of this Section 6.3.5, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

7.   MANNER OF EXERCISE
     ------------------

                (a) An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and
6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

                (b) Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a stockholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.   EMPLOYMENT OR CONSULTING RELATIONSHIP
     -------------------------------------

     Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

1999 Stock Option Plan (Revised)

                                  APPENDIX A

9.   CONDITIONS UPON ISSUANCE OF SHARES
     ----------------------------------

     Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

10.  NONEXCLUSIVITY OF THIS PLAN
     ---------------------------

     The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under this Plan.

11.  MARKET STANDOFF
     ---------------

     Each optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of this Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

12.  AMENDMENTS TO PLAN
     ------------------

     The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.

1999 Stock Option Plan (Revised)

                                  APPENDIX A

13.  EFFECTIVE DATE OF PLAN; TERMINATION
     -----------------------------------

     This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders' meeting, is obtained within twelve months after adoption by the Board. If any Options are so granted and stockholder approval shall not have been obtained within twelve months of the date of adoption of this Plan by the Board, such Options shall terminate retroactively as of the date they were granted. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not Options previously granted under this Plan) shall terminate within ten years from the date of its adoption by the Board.

1999 Stock Option Plan (Revised)

--------------------------------------------------------------------------------



PROXY                                                                     PROXY

                               CRAIG CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 12, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby revokes all prior proxies and constitutes and appoints James J. Cotter and S. Craig Tompkins, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common and Class A Common Preference Stock of Craig Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 2:30 p.m. Los Angeles time, on September 12, 2000 at the Regal Biltmore Hotel, 506 S. Grand Avenue, Los Angeles, California for the following purposes and any adjournment or postponement thereof, as follows:

      (Continued, and to be marked, dated and signed, on the other side)



--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

--------------------------------------------------------------------------------
                                                            Please mark
                                                           your votes as  [X]
                                                            indicated in
                                                            this example


In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

1. ELECTION OF DIRECTORS             FOR              WITHHOLD AUTHORITY TO
                             all nominees listed      vote for all nominees
                             below (excepted as              below.
                               marked to the
                              contrary below.)

                                    [_]                           [_]

2. PROPOSAL TO APPROVE THE ADOPTION BY THE BOARD OF DIRECTORS OF THE 1999 STOCK OPTION PLAN OF CRAIG CORPORATION

              FOR                 AGAINST                       ABSTAIN
              [_]                   [_]                           [_]


INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the following list: James J. Cotter, Margaret Cotter, William D. Gould, Gerard P. Laheney, S. Craig Tompkins, Robert M. Loeffler.


THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER EXACTLY AS SUCH STOCKHOLDER'S NAME APPEARS ON SUCH STOCKHOLDER'S STOCK CERTIFICATE AND RETURNED PROMPTLY TO THE COMPANY C/O CHASE MELLON SHAREHOLDER SERVICES, IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN AS A BENEFICIARY CAPACITY SHOULD SO INDICATE.


THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE ABOVE PROPOSALS.




Signature ___________________________________________ Dated: ______________,2000
Please sign name(s) exactly as registered (if there are co-owners, both should sign) Telephone Number



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